SECURITIES AND EXCHANGE COMMISSION

                        Washington D.C. 20549

                       ------------------------

                               FORM 8-A


          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                 WORLD WIRELESS COMMUNICATIONS, INC.


                 Nevada                               87-0549700
 ---------------------------------------   --------------------------------
(State of Incorporation or organization)   (IRS Employer Identification No.)


      5670 Greenwood Plaza Boulevard, Suite 340, Englewood, Colorado   80111
      -----------------------------------------------------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on which
to be so registered                    Each class is to be registered
                                       ------------------------------

Common Stock                           American Stock Exchange


       If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

       If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following
box. [     ]

       Securities Act registration statement file number to which this form relates: 333-38567

       Securities to be registered pursuant to Section 12(g) of the
Act:

        None

Item 1.       Description of Registrant's Securities to be Registered

       The Registrant hereby incorporates by reference the description of the shares of Common Stock of the Registrant appearing under the caption "DESCRIPTION OF CAPITAL STOCK," in the Prospectus included in the Registration's Registration Statement on Form SB-2, as amended (File No. 333-38567), including any Prospectus filed in accordance with Rule 424 under the Securities Act of 1933.

Item 2.       Exhibits.

       The following documents are filed as part of this
Registration Statement:   Omitted pursuant to instructions as to
Exhibit.

       Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration
Statement on its behalf by the undersigned thereto duly authorized.

                      World Wireless Communications, Inc.
                      (Registrant)


                      By: /s/     David D. Singer
                          -------------------------------
                             David D. Singer, President

Dated: April 17, 2000

                   Law Offices of Stephen R. Field
                           620 Fifth Avenue
                             Third Floor
                      New York, New York   10020


                                   April 17, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:   World Wireless Communications, Inc.
              Registration Statement on Form 8-A

Dear Sirs:

        On behalf of World Wireless Communications, Inc. (the "Company"), we file herewith through Edgar a Registration Statement on Form 8-A, relating to the registration pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of shares of Common Stock of the Corporation.

        A Registration Statement on Form SB-2 relating to the shares of Common Stock was filed with the Commission on October 23, 1997
(File No. 333-38567) and amended by Forms S-1/A on January 14, 1998 and on February 17, 1998.

        If you have any questions regarding the Registration
Statement, please call the undersigned (212-332-6050).

        Please acknowledge receipt of this letter by stamping a copy of this letter and returning it to the undersigned by fax or mail.

                             Very truly yours,



                             Stephen R. Field
SRF/mas
Encl.

cc:    World Wireless Communications, Inc.